EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


February 4, 1997


The Board of Directors
Renaissance Entertainment Corporation
4440 Arapahoe Road, Suite 200
Boulder, Colorado  80303

Ladies and Gentlemen:

         We hereby consent to the use of our audit report dated June 22, 1996 incorporated by reference into the Renaissance Entertainment Corporation Registration Statement on Form S-3 and to the reference to our firm under the caption "Experts" in the Registration Statement and Prospectus.


                                          /s/ Schumacher & Associates, Inc.
                                          -------------------------------------
                                          Schumacher & Associates, Inc.
                                          Certified Public Accountants
                                          12835 E. Arapahoe Road
                                          Tower II, Suite 110
                                          Englewood, CO  80112